Exhibit 99.1

Steve Winter President & COO Bear Stearns's Technology Conference: June 11, 2007

Safe Harbor Statement Statements in this presentation that express our intentions, hopes, beliefs, indications, expectations, forecasts or predictions of the future constitute forward-looking statements. They include, without limitation, statements about: maintaining or improving our revenues, gross margins or profits, or our outlook for the current period or any future period; competing effectively with our current products and planned products, and introducing new products; completing restructuring activities; maintaining or reducing expenses; increasing product development capacity; and using our research and development investment to generate future revenue. Forward-looking statements involve and are dependent upon certain risks and uncertainties and are not guarantees of future performance. We undertake no obligation to publicly update or revise any forward-looking statement after the date on which it is made, for any reason. A more complete description of what we consider to be forward looking statements, and about the factors that could cause our actual results to differ materially from those expressed or implied in a forward-looking statement, is contained in our press releases and in our SEC filings, including Form 10-K for the year ended December 31, 2006, and our subsequent reports on Form 10-Q. Copies of these filings may be obtained by contacting us or the SEC.

The Technology Leader in Transition

Data Capture Core Technologies Conventional AIDC: Laser Scanning Linear Imaging Area Imaging Emerging Technology: RFID

Major Performance Improvement in Laser Scanning Enabled Transition from Competitor Supplied Product Advantages of MEMS: Speed Maintainability Ease of Use Micro-Electromechanical Systems (“MEMS”)

Long-time Leader in Technology Fastest Growing Intermec AIDC Technology Linear Imaging Intermec Laser Scanning Units vs. Imaging Units Laser Scanning Units Imaging Units 0% 25% 50% 75% 100% 2004 2005 2006

Area Imaging Accommodates Rising Popularity of 2D & Increasing Data Content Image Capture Capability feeds need for Contextual Information Can Read and Decode Bar Codes in any Orientation Reduces worker fatigue and increases productivity Auto-Focus dramatically expands Read Ranges

Transferring Technology Leadership Product Innovation Most Integrated Radio Options Available GPRS & CDMA WWAN WiFi WLAN Bluetooth GPS 2D Imager & Color Camera CN3 Rugged Mobile Computer

Best in class flexibility, delivers real-time wireless supply chain management Smallest full-screen footprint Improves forklift safety by increasing driver visibility CV30 – Rugged Fixed Mount Computer Transferring Technology Leadership Product Innovation

Transferring Technology Leadership Product Innovation First near-far scan engine to read 1D, 2D, composite and postal codes, eliminating need for multiple scanners Imaging capabilities capture photos of damaged, expired or unsealed goods and proof-of-delivery documents EX25 - Area Imaging Technology

Transferring Technology Leadership Product Innovation “Store & Forward” Capabilities Ensure Data Won’t Be Lost Intel Celeron Processor – Ample Storage to Run Complex RFID Applications Host Applications Written in Java, Java Script or C# . Net Based on EPCglobal Certified Radio IF61 - RFID Enterprise Reader

RFID Achievements Intermec RFID Reader Benchmark Results: Adjacent Portals November 2006 ? Superior dense reader capability – The IF5UD dense reader mode implementation is second to none in the industry. ? Ideal for use in adjacent dock doors – Intermec ’ s engineering investment in addressing the more stringent European environment is paying off in NA. ? Significant overall improvement – The IF5UD represents a significant overall performance improvement over the previous IF5 for multiple dock door portal applications. Adjacent Dock Doors 0 5 10 15 20 25 30 35 40 45 Intermec Intermec Reader Reader Reader IF5 IF5-2 A B C Number of reads 0 IR 2 IR 4 IR 8 IR IF5UD Intermec

RFID Achievements Intermec RFID Reader Benchmark Results: Conveyors November 2006 ? High speed performance – The IF5UD matched the read rate (number of tags read per unit time) of the fastest competitor. ? Well - suited for conveyor applications - The IF5UD read rate is ideal for conveyor applications. ? Significant overall improvement – The IF5UD represents a significant overall performance improvement over the previous IF5 for conveyor applications. IF5UD Intermec IF5UD Intermec Speed Reading a Tag Population Max tags read 0 50 100 150 200 250 300 Intermec Intermec Reader Reader Reader IF5 IF5-2 A B C Conveyor Test % Reads/Pass Intermec Intermec Reader Reader Reader IF5 IF5-2 A B C 400 fpm 600 fpm 1200 fpm

Cost Reduction Restructuring Plan Includes: Personnel Reduction 200+ Lowest Level Since 2003 Plant Consolidation Media Plant Closure Service Facility Consolidation 10 facilities in Europe merged into 3 European Admin. Restructuring Regional Focused

Cost Reduction Operating Expense Profile $69M-$71M Q4’07 $7M–$8M Total Q3’07 $2M Pension Expense Reduction Q2’07 $5M–$6M Restructuring Reduction $69.6M Q1’07 Objective: FY’07 - New Range $78M 1H’06 (Per Quarter)

Conclusion Technology Leader to Product Leadership Enterprise Traction will Pace Recovery 1st Half of FY’07 Revenue will Lag Prior-Year 2nd Half of FY’07 Revenue will Exceed Prior-Year by Market Growth Plus With Sales Rebound Lower Cost Base will Provide Earnings Acceleration

Thank you